                                                                    EXHIBIT 99.1

                                  CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Yearly Report of Southern Energy Homes, Inc. (the "Company") on Form 10-K for the period ending January 3, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Keith
O. Holdbrooks, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ KEITH O. HOLDBROOKS
Keith O. Holdbrooks
Chief Executive Officer
March 31, 2003

A signed original of this written statement required by Section 906 has been provided to Southern Energy Homes, Inc., and will be retained by Southern Energy Homes, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This statement is submitted as accompanying this report on Form 10-K and is not filed as a part hereof, in accordance with Securities and Exchange Commission Release 34-47551 (March 21, 2003).